Exhibit 15.2

Consent for 20-F for 2014

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-180880) and Form S-8 (Nos. 333-161683, 333-161684 and 333-196453) of Telefonaktiebolaget LM Ericsson of our report dated March 31, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers AB
PricewaterhouseCoopers AB
Stockholm, Sweden
March 31, 2015